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                                                                   EXHIBIT 23.7

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                    [MORGAN STANLEY DEAN WITTER LETTERHEAD]


  We hereby consent to the use in the Registration Statement of Global Crossing Ltd. on Form S-4 and in the Proxy Statement/Prospectus of Global Crossing Ltd. and Frontier Corporation, which is a part of the Registration Statement, of our opinion dated May 16, 1999 appearing as Annex F to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ Jeffrey N. Hogan
                                              ---------------------------------
                                              Jeffrey N. Hogan
                                              Principal

                                          New York, NY
                                          July 9, 1999